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                                                                    Exhibit 99.1

                               THE LIMITED, INC.

                  Impact of Accounting Change on Adjusted EPS

Our change in accounting for gift certificates, store credits and layaway sales results in the following impacts on EPS:

-A quarterly EPS re-calendarization, which shifts earnings from the fourth quarter to the first and second quarters

-An EPS reduction of $.03 in 1997, $.03 in 1998 and $.04 estimated in 1999

This change had no impact on annual growth rates and minimal impact on quarterly growth rates.

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                                           FY               Q1             Q2             Q3             Q4
                                       -----------    -----------------------------------------------------------
              1999*     As Reported                    $     0.14     $     0.25     $     0.18
                           Restated                    $     0.19     $     0.27     $     0.18
                                       --------------------------------------------------------------------------
                             Change                    $     0.05     $     0.02     $       -

     1999* vs 1998*     As Reported                            56%            92%            20%
      Growth in EPS        Restated                            46%            80%            20%

              1998*     As Reported     $    1.38      $     0.09     $     0.13     $     0.15     $     1.02
                           Restated     $    1.35      $     0.13     $     0.15     $     0.15     $     0.92
                                       --------------------------------------------------------------------------
                             Change     $   (0.03)     $     0.04     $     0.02     $       -      $    (0.10)

     1998* vs 1997*     As Reported             8%              0%             8%            15%            10%
      Growth in EPS        Restated             8%              8%            15%            15%             8%

              1997*     As Reported     $    1.28      $     0.09     $     0.12     $     0.13     $     0.93
                           Restated     $    1.25      $     0.12     $     0.13     $     0.13     $     0.85
                                       --------------------------------------------------------------------------
                             Change     $   (0.03)     $     0.03     $     0.01     $       -      $    (0.08)
-----------------------------------------------------------------------------------------------------------------

* All years are adjusted for special and nonrecurring items and the ANF and TOO spin-offs.